EXHIBIT 23.8

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated February 21, 2003, relating to the financial statements which appear in Tubos de Acero de México, S. A.’s Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the headings “Summary Selected Consolidated Financial Data of Tamsa” and “Experts” in such Registration Statement.

PricewaterhouseCoopers

By: Bernardo Ismael González Vidrio
Puebla, Mexico
August 7, 2003

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